Exhibit 4.19

MANNKIND CORPORATION

5.75% Convertible Senior Subordinated Exchange Notes due 2018

No.	$

CUSIP No.

ISIN No.

MannKind Corporation, a corporation duly organized and validly existing under the laws of the state of Delaware (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[    ] (which amount may from time to time be increased or decreased to such other principal amounts as permitted by the Indenture by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on August 15, 2018, and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.75% per year from the date of issuance of such Note or from the most recent date to which interest has been paid or duly provided for, to the date the principal amount of such Note is paid or deemed paid, as the case may be. Interest is payable semi-annually in arrears on each February 15 and August 15 (or if any such day is not a Business Day, the immediately following Business Day), commencing February 15, 2016, to the holder of record on February 1 or August 1 (whether or not such day is a Business Day) immediately preceding such Interest Payment Date (Regular Record Date).

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months

Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be the 15th day preceding the day fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

Payment of the principal of, and accrued and unpaid interest on, this Note shall be made at the office or agency of the Company maintained for that purpose in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that interest on any Notes in certificated form (i) to the Person entitled thereto having an aggregate principal amount of $2,000,000 or less, by check mailed to such Person at the address set forth in the Note Register and (ii) to the Person entitled thereto having an aggregate principal amount of more than $2,000,000, either by check mailed to such Person or, upon application by such Person to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, which application and wire transfer instructions shall remain in effect until such Person notifies, in writing, the Note Registrar to the contrary.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock (together with cash in lieu of fractional shares) on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MANNKIND CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wells Fargo Bank, National Association,

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

MANNKIND CORPORATION

5.75% Convertible Senior Subordinated Exchange Notes due 2018

This Note is one of a duly authorized issue of the Notes of the Company, designated as its 5.75% Convertible Senior Subordinated Exchange Notes due 2018 (herein called the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of August 10, 2015 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

All payments on the Notes, including the payment of principal, Fundamental Change Purchase Price or Redemption Price, interest (including Special Interest and Additional Interest) on the Notes, will be subordinated to the prior payment in full in cash (or other payment satisfactory to the holders of Designated Senior Debt) of all of the Designated Senior Debt and the subordination is for the benefit of and enforceable by the holders of the Designated Senior Debt.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued and unpaid interest, if any, on all Notes may be declared, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, the Fundamental Change Purchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed or to satisfy its obligation to convert the Notes.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Holders of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund.

On or after the date that is one year following the original Issue Date of the Notes, the Company may redeem the Notes in whole or in part for cash, subject to certain conditions described in the Indenture, at any time prior to the Maturity Date. The Redemption Price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, as defined in the Indenture.

Upon the occurrence of a Fundamental Change, the Company will offer to purchase any and all of the Notes. The Holder has the right, at such Holder’s option, to accept such offer and require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or a multiple thereof, into shares of Common Stock (together with cash in

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lieu of fractional shares) at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

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SCHEDULE A

MANNKIND CORPORATION

5.75% Convertible Senior Subordinated Exchange Notes due 2018

The initial principal amount of this Global Note is $27,690,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

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ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

5.75% Convertible Senior Subordinated Exchange Notes due 2018

To: MannKind Corporation

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or a multiple thereof) below designated, and the Company, at its election, may deliver shares of Common Stock (together with cash in lieu of fractional shares) in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock issuable and deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

5.75% Convertible Senior Subordinated Exchange Notes due 2018

To: MannKind Corporation

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from MannKind Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company, offering to purchase the Notes and specifying the Fundamental Change Purchase Date. The undersigned registered owner of this Note hereby accepts the Company’s offer to purchase the Notes and instructs the Company to pay to the registered Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                          hereby sell(s), assign(s) and transfer(s) unto                              (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                               attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐        To MannKind Corporation or a subsidiary thereof; or

☐        Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐        Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐        Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐        Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered Holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.